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                                                                    EXHIBIT 23.3

            [LETTERHEAD OF DAIN BOSWORTH INCORPORATED APPEARS HERE]

                                    CONSENT
                                    -------

We hereby consent to the use of our opinion dated August 15, 1995 to the Board of Directors of Conservative Savings Corporation included as Annex B to the Proxy Statement/Prospectus which forms a part of the Registraton Statement on Form S-4 of Commercial Federal Corporation relating to the proposed merger of Conservative Savings Corporation with and into Commercial Federal Corporation, and to the reference to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "exports" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

DAIN BOSWORTH INCORPORATED

/s/ Dain Bosworth Incorporated


November 8, 1995